UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2013

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 8, 2013, Messrs. Richard L. Smith and Jerome F. Wenzel, Jr. resigned effective January 31, 2013 as the Executive Vice President – Exploration and Business Development and Executive Vice President – Operations, respectively, of Stone Energy Corporation (the “Company”).

(c) On January 9¸ 2013, the Company issued a press release announcing that Messrs. Richard L. Toothman, Paul K. Wieg, Kevin G. Hurst and Keith A. Seilhan were promoted to the offices of the Senior Vice President – Appalachia, Vice President – Exploration and Business Development, Vice President – GOM Shelf/Deep Gas – Gulf of Mexico and Vice President – Deep Water, respectively, effective as of February 1, 2013.

Mr. Toothman, 47, who has served as Vice President – Appalachia since May 10, 2010, is being named Senior Vice President – Appalachia. Prior to joining Stone in May 2010, Mr. Toothman was employed by CNX Gas Company in Bluefield, Virginia since August 2005 where he held two executive positions, VP Engineering and Technical Services and VP International Business. Mr. Toothman also worked for Consol Energy and Conoco in prior years.

Mr. Wieg, 54, who has served as Director of Geosciences/Deepwater Exploration Manager since July 1, 2010, is being named Vice President – Exploration and Business Development. Prior to joining the Company, from 2007 until 2010, Mr. Wieg was Deepwater Exploration Manager for Eni Petroleum’s Gulf of Mexico business unit. Mr. Wieg also served as Chief Geophysicist for Dominion E&P preceding the purchase of Dominion assets by Eni Petroleum. Before taking a management position, Mr. Wieg worked in various capacities as an explorationist in both domestic and international ventures for Dominion and its predecessor CNG, Shell Offshore, Inc., Pecten International and Exxon USA. Mr. Wieg has a Master’s Degree in Geology from Duke University and a Bachelor of Science Degree in Geology from New Mexico School of Mines.

Mr. Hurst, 53, who has served as General Manager Operations/Gulf of Mexico Production since January 2012, is being named Vice President – GOM Shelf/Deep Gas. Mr. Hurst began his career with Arco Oil and Gas Company (“Arco”) and served in various capacities over his 16 years with Arco. From 1993 to 1998, Mr. Hurst worked in Jakarta, Indonesia as a Technical Advisor and then served as Chief of Field Operations for his final two years in Indonesia. After returning from Indonesia, Mr. Hurst was employed by Southern Natural Gas Company/El Paso Energy Company from 1999 to 2003 as an Area Manager. Prior to joining the Company in 2005, Mr. Hurst was employed by MODEC, LLC from 2004 to 2007, as the General Manager for FPSO/FSO Operations. Prior to joining MODEC, LLC, Mr. Hurst was employed by Project Consulting Services from 2003 to 2004 as Managing Director. Mr. Hurst holds a Bachelor of Science Degree in Petroleum Engineering from Louisiana State University.

Mr. Seilhan, 46, who has served as Deep Water Projects Manager since July 1, 2012, is being named Vice President – Deep Water. Mr. Seilhan filled various senior operations leadership roles for Amoco Corporation and BP p.l.c. (“BP”) over his 21 year career. Mr. Seilhan was employed with BP from 1990 to January 2011, where he served as Chief of Staff for the BP Global Production Executive Vice President (London) from October 2010 to January 2011, BP Incident Commander – Deepwater Horizon from April 2010 to September 2010, BP Gulf of Mexico Operations Director from December 2007 to March 2010 and BP Gulf of Mexico Operations Organizational Capability Manager from June 2006 to November 2007. The majority of Mr. Seilhan’s industry experience has been in senior leadership positions working with the start-up and operation of large, technically challenging assets, primarily in the deep water Gulf of Mexico. Mr. Seilhan has been an Asset Manager and Operations Manager for Deep Water Assets and also taken functional leadership roles as the Operations Director for Gulf of Mexico and the Organizational Capability Manager. Mr. Seilhan developed BP’s first Advanced Collaboration Environment in 2003 while commissioning, starting-up and operating the Na Kika Asset. In 2010, Mr. Seilhan filled the role as BP’s Incident Commander on the Deepwater Horizon Incident. From March 2011 to May 2012, Mr. Seilhan also worked as Vice President of Business Development and a Senior Consultant with The Response Group prior to taking his role as Deep Water Projects Manager for the Company. Mr. Seilhan received his Mechanical Engineering degree from Louisiana State University.

Item 7.01.	Regulation FD Disclosure.

The press release announcing the Company’s personnel update is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated January 9, 2013, “Stone Energy Corporation Provides Personnel Update.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: January 11¸ 2013	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 9, 2013, “Stone Energy Corporation Provides Personnel Update.”